Exhibit 1.1

EXECUTION VERSION

HCA HOLDINGS, INC.

(a Delaware corporation)

15,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: May 19, 2014

HCA HOLDINGS, INC.

(a Delaware corporation)

15,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

May 19, 2014

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Ladies and Gentlemen:

The persons listed in Schedule A hereto (the “Selling Shareholders”) of HCA Holdings, Inc., a Delaware corporation (the “Company”) confirm their respective agreements with Citigroup Global Markets Inc. (the “Underwriter”) with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter of an aggregate of 15,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Securities”).

The Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-175791), as amended by post-effective amendments Nos. 1, 2, 3 and 4 thereto, which registration statement contains a base prospectus relating to securities, including the Common Stock, to be issued from time to time by the Company (the “Base Prospectus”). The Company has also filed or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “1933 Act”), a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). Such registration statement, as amended at the time post-effective amendment No. 4, became effective under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C (the “Rule 430 Information”) under the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b), is called the “Registration Statement.” The term “Prospectus” shall mean the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with the confirmation and sales of the Securities, and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), and incorporated by reference in such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).

As used in this Agreement:

“Applicable Time” means 4:23 P.M., New York City time, on May 19, 2014 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means the Preliminary Prospectus, any pricing information included on Schedule B-1 hereto and any Issuer Free Writing Prospectuses, identified on Schedule B-2 hereto, which were available to purchasers of the Securities at or prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), including those specified in Schedule B-2 hereto.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below) and agrees with the Underwriter, as follows:

(i) Registration Statement and Prospectuses.

(a) The Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (vi) the documents identified in Schedule B-2 and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with the Underwriter Information and the Selling Shareholder Information (each as defined below). No Issuer Free Writing Prospectus will conflict with the information contained in the Registration Statement or the General Disclosure Package, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(b) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. No order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission.

(c) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of the General Disclosure Package and the Prospectus comply in all material respects with the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus delivered to the Underwriter for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure.

(a) The Registration Statement, at its effective time, did not contain and, at the Closing Time, did not or will not contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the last paragraph of the cover page regarding delivery of the Securities and (ii) the information in the second and tenth paragraphs under the heading “Underwriting” (collectively, the “Underwriter Information”).

(c) The representations and warranties in this subsection also shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Selling Shareholder expressly for use therein. For purposes of this Agreement, the only information so furnished by or on behalf of any Selling Shareholder consists of its name and any information relating to its holding of Common Stock (the “Selling Shareholder Information”).

(iii) Company Not Ineligible Issuer. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 of the 1933 Act, in each case, at the times specified in the 1933 Act in connection with the sale of the Securities.

(iv) Independent Accountants. Ernst & Young LLP, who have audited the consolidated financial statements and supporting schedules of the Company as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants with respect to the Company and its subsidiaries, as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(v) Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the Exchange Act, as applicable, present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Summary—Summary Financial Data” in the Registration Statement, the General Disclosure Package and the Prospectus and in Item 6, “Selected

Financial Data” to the Company’s annual report on Form 10-K for the year ended December 31, 2013 fairly present in all material respects, on the basis stated therein, the information included therein; and the financial data and operating statistics for the quarter ended March 31, 2014 included in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Summary” were determined by the Company with a reasonable basis and in good faith. Nothing has come to the attention of the Company that would cause the Company to believe that the actual financial data and operating statistics for the applicable periods will be materially different from the amounts disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole.

(vii) Good Standing of the Company and Its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the sale of the Securities (a “Material Adverse Effect”). There are no additional Significant Subsidiaries (as defined below) of the Company other than those included in Exhibit C hereto.

(viii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus, to the extent described therein.

(x) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Selling Shareholders are validly issued, fully paid and nonassessable. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act, other than those rights that have been disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus or have been waived.

(xii) Absence of Violations, Defaults and Conflicts. Except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent governance document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties (each, a “Governmental Authority”), as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a “Significant Subsidiary” (as defined in Rule 1-02(x) of Regulation S-X under the 1933 Act), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect. None of the execution and delivery of the Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the sale of the Securities) will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any Governmental Authority, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent governance document of the Company or any of its Significant Subsidiaries.

(xiii) Absence of Proceedings. Except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), no action, suit, proceeding, investigation or audit by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property is pending or, to the knowledge of the Company, threatened or contemplated that (i) would reasonably be expected to have a Material Adverse Effect on the performance by the Company of its obligations hereunder or (ii) would reasonably be expected to have a Material Adverse Effect.

(xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xv) Possession of Licenses and Permits. Except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and (ii) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xvi) Title to Property. Each of the Company and its subsidiaries owns or leases all such real properties as are necessary to the conduct of their respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(xvii) Environmental Laws. Except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendments or supplements thereto), the Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes (including, without limitation, medical waste), pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xviii) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain internal controls over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, (1) the Company is not aware of any material weakness in the Company’s internal control over financial reporting and (2) there has been no change in the Company’s internal control over financial reporting that, in the cases of clauses (1) and (2), has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx) Payment of Taxes. Except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendments or supplements thereto), the Company and its subsidiaries have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(xxi) Investment Company Act. None of the Company or any of its Significant Subsidiaries is or, after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), without taking account of any exemption arising out of the number of holders of the Company’s securities.

(xxii) Absence of Manipulation. None of the Company or any of its subsidiaries or any of its affiliates (as defined in Rule 405 of the 1933 Act) has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(xxiii) Regulatory Compliance.

(a) Except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), (i) the Company and its subsidiaries possess all required permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare, Medicaid, TRICARE programs and other governmental healthcare programs in which they participate), accreditations (including, without limitation, accreditation by The Joint Commission, DNV Healthcare or The Accreditation Association for Ambulatory Health Care) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies and accreditation organizations necessary to conduct the business now operated by them (including, without limitation, Government Licenses as are required (a) under such federal and state healthcare laws as are applicable to the Company and its subsidiaries and (b) with respect to those facilities operated by the Company or any of its subsidiaries that participate in the Medicare, Medicaid and/or TRICARE programs, to receive reimbursement thereunder), except where the failure to possess such Governmental Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect and (iv) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse

Effect. All of the acute care hospitals, psychiatric hospitals and inpatient rehabilitation facilities operated by the Company, or any of its subsidiaries are “providers” (as defined in the Social Security Act and the regulations promulgated thereunder (collectively, “SSA”)), and all ambulatory surgery centers, diagnostic and imaging centers, radiation and oncology centers and other healthcare operations operated by the Company or any of its subsidiaries are “suppliers,” as defined in the SSA, and all such providers of services and suppliers are eligible to participate in the Medicare and (to the extent disclosed in the each of the Registration Statement, the General Disclosure Package and the Prospectus) Medicaid and TRICARE programs. For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the SSA that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the SSA that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees and their dependants, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(b) The accounts receivable of the Company and its subsidiaries have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, TRICARE, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not materially exceed amounts the Company and its subsidiaries are entitled to receive, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(c) Except as set forth in or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), none of the Company, its subsidiaries, or, to the knowledge of the Company, any officers, directors, stockholders, members, employees or other agents of the Company or any of its subsidiaries or any of the hospitals operated by them, has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, including, but not limited to, 42 U.S.C. Section 1320a-7 (Program Exclusion), Section 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), Sections 1395nn and 1396b (the “Stark law”, prohibiting certain self-referrals), the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Sections 3729-33, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section

1035, Health Care Fraud, 18 U.S.C. Section 1347, the privacy, security and transactions provisions of the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), or the federal Food, Drug & Cosmetics Act, 21 U.S.C. Section 360aaa, all of which, as amended, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any other item or service for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties); (v) referring an individual to a person with which it has ownership or certain other financial arrangements or billing Medicare or Medicaid or any beneficiary of such program or other person for any designated health service or other item or service (where applicable federal law prohibits such referrals); (vi) knowingly and willfully presenting or causing to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent; (vii) violating any corporate integrity agreement or other agreement with any government agency (including, without limitation, the United States Department of Justice (“DOJ”) and the Office of Inspector General of the United States Department of Health and Human Services (“OIG”); and (viii) violating any enforcement initiative instituted by any governmental agency (including, without limitation, the OIG and the DOJ), except, in each case set forth in this paragraph, for any such activities which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxiv) Forward-Looking Statements; Statistical and Market-Related Data. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) or presentation of market-related or statistical data contained in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time, and agrees with the Underwriter, as follows:

(i) Accurate Disclosure. Neither the Registration Statement, the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Selling Shareholder consists of the Selling Shareholder Information.

(ii) Authorization of This Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder, if such Selling Shareholder is not a natural person.

(iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Underwriter (the “Power of Attorney and Custody Agreement”), has been duly authorized (if such Selling Shareholder is not a natural person), executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (iii) result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, other than in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of such Selling Shareholder.

(v) Valid Title. Such Selling Shareholder has valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(vi) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Shareholder, at a purchase price per share of $51.53, that number of Securities set forth opposite the name of each such Selling Shareholder in Schedule A.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, or at such other place as shall be agreed upon by the Underwriter and the Selling Shareholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:00 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement against delivery to the Underwriter of certificates for the Securities to be purchased by the Underwriter.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company and the Selling Shareholders.

(i) The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective upon filing thereof or any amendment or supplement to the Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (iv) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the 1934 Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company will give the Underwriter notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(f) Listing. The Company will use its reasonable best efforts to maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(g) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the General Disclosure Package and the Prospectus, (E) as consideration for bona fide acquisitions, the issuance by the Company of up to an aggregate 5.0% of the shares of Common Stock (as adjusted for stock splits, stock dividends and other similar events after the date hereof) issued and outstanding as of the date of such acquisition agreement, provided that each recipient of such shares shall execute and deliver to the Underwriter an agreement substantially in the form of Exhibit B hereto, (F) the filing of a registration statement or amendment to a registration statement on Form S-8 for the Company’s 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated or any other benefit plan or arrangement disclosed in the General Disclosure Package and the Prospectus and (G) the filing of an “automatic shelf registration statement” (as defined under Rule 405 of the 1933 Act), including a prospectus supplement relating to the sale of rollover option shares.

(h) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(i) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the

Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(ii) Each Selling Shareholder covenants, severally and not jointly, with the Underwriter that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. Each Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Selling Shareholders agree that the Company will pay or cause to be paid all costs and expenses incident to the following matters: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of any transfer agent or registrar for the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and the cost of aircraft and other transportation chartered in connection with the road show, provided, however, that the Underwriter shall be responsible for 50% of the equivalent third party costs of any private aircraft incurred by or on behalf of the Company in respect of such presentations, (vii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities and (viii) any fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Agreement, and that, except as provided in this Section, and Sections 6 and 7 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel (other than fees and expenses specified in this subsection (a)), stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, including, for the avoidance of doubt, the cost of aircraft as specified in clause (vi) of this subsection (a).

(b) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriter and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(ii), or Section 11 hereof, the Company and the Selling Shareholders shall reimburse the Underwriter for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriter’s Obligations.

The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the

Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion and/or Negative Assurance Letter of Counsel for the Company and Certain Selling Shareholders. At the Closing Time, the Underwriter shall have received an opinion and/or negative assurance letter, as applicable, dated the Closing Time, of (i) Simpson Thacher & Bartlett LLP, counsel for the Company and Hercules Holding II, LLC, substantially in the form of Exhibit A-1 hereto, (ii) Bass, Berry & Sims PLC, special regulatory counsel for the Company, substantially in the form of Exhibit A-2 and (iii) Robert A. Waterman, the General Counsel of the Company, substantially in the form of Exhibit A-3 hereto.

(c) [Reserved].

(d) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriter, with respect to the sale of the Securities, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Underwriter may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Senior Vice President – Finance or Controller of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) Certificate of Selling Shareholders. At the Closing Time, the Underwriter shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” registered under Section 15E of the 1934 Act or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Additional Documents. At the Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each Selling Shareholder, their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), selling agents and its and their respective officers, directors and employees and each person, if any, who controls the Underwriter or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter or who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the 1933 Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the 1933 Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

(b) Indemnification by Selling Shareholders.

(i) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above and in Section 6(e) and Section 6(f); provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(ii) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Company, its Affiliates and selling agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Underwriter; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement and (iv) the indemnified party and the indemnifying party have not otherwise reached an agreement regarding reimbursement of the indemnified party.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriter, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriter in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(g) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Selling Shareholders and the Underwriter, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Selling Shareholders and the total underwriting discount received by the Underwriter, in each case, as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, the Selling Shareholders and the Underwriter shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(g) hereof.

The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s

Affiliates, its selling agents and its and their respective officers, directors and employees shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Underwriter, in its absolute discretion, may terminate this Agreement without liability to the Company, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) there shall have occurred any outbreak of hostilities or escalation thereof or other calamity or crisis in each case the effect of which on financial markets is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iii) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved].

SECTION 11. Default by the Company.

If the Company shall fail at the Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; notices to the Company shall be directed to it at HCA Holdings, Inc., One Park Plaza, Nashville, Tennessee 37203, attention General Counsel, fax no.: (615) 344-1531, with a copy to Joseph H. Kaufman, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (fax no.: (212) 455-2502) and J. Page Davidson, Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201-2017 (fax no.: (615) 742-2753); and notices to the Selling Shareholders shall be directed to such Selling Shareholders at their respective address listed on Schedule A.

SECTION 13. No Advisory or Fiduciary Relationship.

Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and the Underwriter has no obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections

6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury.

The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 17. Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

HCA HOLDINGS, INC.

By:	/s/ Donald W. Stinnett
Name: Donald W. Stinnett
Title: Senior Vice President and Controller

HERCULES HOLDING II, LLC

By:	/s/ Christopher Gordon
Name: Christopher Gordon
Title: Manager

OTHER SELLING SHAREHOLDERS

By:	/s/ John M. Franck II
As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule A hereto

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ M. Toby King
Name: M. Toby King
Title: Managing Director

Signature Page to

Underwriting Agreement

SCHEDULE A

Unless otherwise indicated, notices to the Selling Shareholders listed below may be made c/o HCA Holdings, Inc., One Park Plaza, Nashville, Tennessee 37203, fax no. (615) 344-1531.

Selling Shareholders	Number of Securities to be Sold
Hercules Holding II, LLC c/o Kohlberg Kravis Roberts & Co. 9 West 57th Street New York, NY 10019 Fax: 212-230-9449 Attention: Terence P. Gallagher	13,949,562
Combined Jewish Philanthropies of Greater Boston, Inc. 126 High Street Boston, Massachusetts 02210	474,250
Edgerley Family Foundation c/o Bain Capital Investors, LLC 200 Clarendon Street Boston, MA 02116	170,667
Fidelity Investments Charitable Gift Fund 200 Seaport Boulevard, Z3B Boston, Massachusetts 02110	354,770
Boston Foundation, Inc. 75 Arlington St., 10th Floor Boston, Massachusetts 02116	31,072
The Romney Foundation for Children 3 South Cottage Road Belmont, MA 02478	13,312
Umsizi Fund c/o Foundation Source Philanthropic Services, Inc. 501 Silverside Rd., Suite 123 Wilmington, DE 19809	6,367
Total	15,000,000

Sch A-1

SCHEDULE B-1

Price per share: As to each investor, the price paid by such investor.

Sch B-1-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B-2-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Individuals

Officers

1.	R. Milton Johnson

Directors (not including Johnson)

2.	Richard M. Bracken
3.	Robert J. Dennis
4.	Nancy-Ann DeParle
5.	Thomas F. Frist III
6.	William R. Frist
7.	Ann H. Lamont
8.	Jay O. Light
9.	Geoffrey G. Meyers
10.	Michael W. Michelson
11.	Stephen G. Pagliuca
12.	Wayne J. Riley, M.D.
13.	John W. Rowe, M.D.

Entities

14.	Hercules Holding II, LLC

Sch C-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S AND HERCULES HOLDINGS II, LLC’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

To be substantially similar to the opinion given in connection with the sale by the Selling Shareholders of shares of Common Stock of the Company on November 1, 2013, subject to such changes as are reasonably agreed.

Exhibit A-1-1

Exhibit A-2

FORM OF OPINION OF COMPANY’S REGULATORY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

To be substantially similar to the opinion given in connection with the sale by the Selling Shareholders of shares of Common Stock of the Company on November 1, 2013, subject to such changes as are reasonably agreed.

Exhibit A-2-1

Exhibit A-3

FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(b)

To be substantially similar to the opinion given in connection with the sale by the Selling Shareholders of shares of Common Stock of the Company on November 1, 2013, subject to such changes as are reasonably agreed.

Exhibit A-3-1

Exhibit B

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS

PURSUANT TO BE DELIVERED PURSUANT TO SECTION 5(i)

May 19, 2014

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	HCA Holdings, Inc. – Public Offering

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of HCA Holdings, Inc., a Delaware corporation (the “Company”), understands that Citigroup Global Markets proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholders providing for a public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the underwriter to be named in the Underwriting Agreement that, during a period of 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Citigroup Global Markets Inc.; provided that (1) Citigroup Global Markets Inc. receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

Exhibit B-1

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, members or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled by the undersigned.

Furthermore, the undersigned may (1) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, (2) exercise options to purchase shares of Common Stock or receive shares of Common Stock upon the vesting of restricted stock awards in each case pursuant to employee benefit plans disclosed in the Prospectus and effect the related transfer of shares of Common Stock to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such shares of Common Stock under such restricted stock awards[,/ or] (3) enter into any new 10b5-1 plan, provided that no sales of Common Stock or other Company securities shall be made pursuant to such 10b5-1 plan prior to the expiration of the 30-day period referred to above [, (4) sell shares of Common Stock to the Company pursuant to the Share Repurchase Agreement, dated May 14, 2014, between the Company and the undersigned or (5) to the extent it is publicly announced that the Company will become included as part of the S&P 500 index, the undersigned shall be permitted to make transfers of shares of Common Stock, in a registered offering or otherwise, directly related to such S&P 500 index inclusion]1.

[1]	To be inserted in the Lock-Up Agreement to be signed by Hercules Holdings II, LLC.

Exhibit B-2

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit B-3

Exhibit C

Significant Subsidiaries of the Company

HCA Inc.

Healthtrust, Inc. – The Hospital Company (DE)

Galen Holdco, LLC

Hospital Corp., LLC

HTI Hospital Holdings, Inc.

Healthserv Acquisition, LLC

HCA HealthONE, LLC

HCA Squared, LLC

Exhibit C-1